UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nuveen Georgia Dividend Advantage Municipal Fund 2

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	43-1969098
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
MuniFund Term Preferred Shares of Beneficial Interest, $10.00 liquidation preference per share, 2.65% Series 2015 # 1	New York Stock Exchange

MuniFund Term Preferred Shares of Beneficial Interest, $10.00 liquidation preference per share, 2.65% Series 2015 # 2	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-176890

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are MuniFund Term Preferred Shares, 2.65% Series 2015 # 1 and 2.65% Series 2015 # 2, $10.00 liquidation value per share, of Nuveen Georgia Dividend Advantage Municipal Fund 2 (the “Registrant”). The description of the Shares is contained under the heading “Description of MTP Shares Issued by the Acquiring Fund” in the proxy statement/prospectus included in the Registrant’s registration statement on Form N-14, filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on November 3, 2011 (333-176890 and 811-21152, respectively), and such description as included in the prospectus filed pursuant to Rule 497 on November 9, 2011 is deemed to be incorporated herein by reference and made part of this registration statement.

Item 2.	Exhibits.

1.	Specimen Certificate of Shares of the Registrant.

2.	Rating Agency Guidelines (Incorporated by reference to exhibit d.2 to the registration statement filed on Form N-2 for Nuveen Arizona Premium Income Municipal Fund, Inc. as filed via EDGAR on April 20, 2011 (SEC Accession No. 0001193125-11-102583)).

3.	Statement Establishing and Fixing the Rights and Preferences of Registrant’s MuniFund Term Preferred Shares with Forms of Appendix B and Appendix C.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 6, 2012

NUVEEN GEORGIA DIVIDEND ADVANTAGE MUNICIPAL FUND 2

By:	/s/ Kevin J. McCarthy
Name:	Kevin J. McCarthy
Title:	Vice President and Secretary

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